DFAN14A - Ashford Hospitality Trust

First released to shareholders 4/29/15

UNITE HERE
275 7th Avenue
New York, NY 10001

For additional important information, please see our Proxy Statement, filed with the SEC on 4/17/15, available at:

http://www.sec.gov/Archives/edgar/data/1232582/000103442615000038/0001034426-15-000038-index.htm

Strengthening rights, Preserving strategic alternatives

UNITE HERE: 2015 proxy solicitations at lodging REITs

UNITE HERE is improving corporate governance at lodging REITs

18 reforms to date; 12 further votes this year.

- Maryland Unsolicited Takeover Act
  - 7 lodging REITs opted out of provisions allowing board classification (2 also opted out of other statutes)
- Company-specific provisions to date:
  - Board declassification (2)
  - Majority vote standard for directors/ improved director resignation policy (4)
  - Protect/establish right to initiate bylaw amendments (2)
  - Reducing supermajority voting standard (1)
  - Require shareholder approval of poison pill (1)

Why now?
Governance and the lodging cycle

During the last hotel cycle:

- Half listed lodging REITs taken private near peak, at average share price premium of 20%
- REITs that didn't sell lost share value, ability to pay dividends

Observers note that consolidation could reduce CG&A costs from redundant small hotel REITs

Ashford Hospitality Trust

Vote the GOLD Card:

defend shareholder rights,
protect strategic alternatives

AHT retracts shareholder rights

- *2/25/2014:* AHT Board removes right of shareholders to make by-law changes; doubles vote needed to request Special Meeting.
- *2/27/2014:* AHT announces plans to spin off Ashford Inc., entrench Inc.'s Board, and pay fees as externally advised REIT.
- *5/2014:* Citing "material governance failure," ISS recommends withholding votes from AHT incumbent directors
  - Lead independent director gets 55% of votes, **41%** of O/S
- *5/14/2014:* AHT extends term of Advisory Agreement to 20 years, locking shareholders in.
- *8/2014:* UNITE HERE files consent solicitation for special meeting to restore shareholder rights at AHT and recommend better governance at Ashford Inc.
- *10/27/14:* AHT restores some shareholder rights

Shareholder proposals prompt partial restoration of rights, now under attack

- *11/12/14:* AHT spins off Ashford Inc. with classified board, barriers to director removal.
- *11/14/14:* majority of voting shares calls for special meeting at AHT to address unrestored rights
- *11/17/14:* Ashford Inc. adopts poison pill
- AHT refused to call a special meeting
- AHT has omitted these same proposals from its 2015 proxy; AHT and Ashford Inc. each filed lawsuits in different states seeking to prevent a vote on governance proposals.
- AHT hasn't fully restored shareholder rights lost last year
- Now, AHT proposes stripping the right to make proposals or nominate directors for approximately 90% of current institutional investors

Reject AHT proposal #5 to restrict shareholder proposals

- Shareholder proposals have been the only tool to restore shareholder rights stripped by AHT
- This is not proxy access: it is a bylaw restriction on future shareholder proposals
- AHT's proposal #5 restricts the right to make shareholder proposals or nominate directors to holders of 1% or more of shares
  - Same proposal at AHP and AINC too
- About 90% of institutional shareholders own less than 1% of AHT shares
- Only 1 AHT director owns more than 1% of AHT shares

Deep discounts in valuation persist

	Enterprise value/EBITDA 2015E +	Price/FFO 2015E *	Price/NAV +
Ashford Trust	10.3x (*-26.4%*)	8.6x (*-37.7%*)	-20%
Ashford Prime	11.7x (*-16.4%*)	11.9x (*-13.8%*)	-20%
Lodging REITs	14.0x	13.8x	+1%

+ MLV Lodging Chartbook 4/7/2015

* Wells Fargo 2015 Equity Lodging Outlook, 1/14/2015

CG&A overhang compared to named peer groups


Total CG&A/Room
(12/31/14)
$4,500.00
$4,000.00
$3,500.00
$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$0.00
AHT
AHT named peers
AHP
AHP named peers


Total CG&A/Market Cap
(12/31/14)
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
AHT
AHT named peers
AHP
AHP named peers

Total C&GA includes CG&A, transaction costs (where broken out) and external advisory service fees where applicable, reported on Form 10-K for the year ending 12/31/2014.

AHT named peers include: *DiamondRock Hospitality Company (DRH), FelCor Lodging Trust Incorporated (FCH), Hersha Hospitality Trust (HT), Hospitality Properties Trust (HPT), Host Hotels & Resorts, Inc. (HST), LaSalle Hotel Properties (LHO), Pebblebrook Hotel Trust (PEB), Strategic Hotels & Resorts, Inc. (BEE), Sunstone Hotel Investors, Inc. (SHO) (source: AHTREIT.com)*

AHP named peers include: *Chesapeake Lodging Trust (CHSP), DiamondRock Hospitality Company (DRH), LaSalle Hotel Properties (LHO), Pebblebrook Hotel Trust (PEB), Strategic Hotels & Resorts, Inc. (BEE), Sunstone Hotel Investors, Inc. (SHO) (source: AHPREIT.com)*

Advisory agreement: Risks

- Advisory fee based on Total Enterprise Value, including debt
- Fees to Inc. can't fall below 90% of the prior year's fee, protecting Inc. in a downturn, not AHT shareholders*
- AHT pays the *largest* of 3 base fee measures
- There is no claw-back of incentive fees if underperformance follows outperformance



Ashford Prime: Q1-Q3 Increases in Revenues, Corporate Overhead
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
29%
47%
Revenue growth
Overhead expense growth

* AHT 10K 2014, p. 23

Source: Ashford Hospitality Prime 10-Q, p. 3, filed with the Securities and Exchanges Commission on 8/8/2014.

Strategic alternatives?

- 100% of Consensus NAV:
  - $2.14/share premium for AHT *
  - $3.91/share premium for AHP *

- If CG&A/room ratio were equal to peers:
  - AHT: CGA costs would be lower by $19.8 million, or **$0.22/share**
  - AHP: lower by $6.7 million or **$0.28/share**

* As reported by MLV 4/7/15

Barriers to strategic alternatives

- AHT’s advisory agreement: 20 year term; change of control termination fees.
- Conflict of interest: AHT’s CEO/Chair is the same as Ashford Inc.’s
- Ashford Inc. shareholders will vote on extending poison pill to 2018. AHT still owns 30% of Ashford Inc.’s shares. **In whose interest will those shares be voted?**

Vote GOLD card to defend AHT shareholder rights

- **AGAINST** AHT's proposal #5 to limit future shareholder proposals
- AHT restored right of shareholders to amend bylaws: **GOLD** #6 would **prevent** changing it again without prior shareholder approval
- **GOLD** #7 would **restore** the original 25% threshold for shareholders to call a Special Meeting
- **GOLD** #8 would **prevent** staggering AHT's board without prior shareholder approval, as Ashford Inc.'s board has
- **GOLD** #9 would **require** prior shareholder approval to adopt a poison pill unless fiduciary duty required it
- **AGAINST** AHT Directors who voted to strip shareholder rights, restructured without a vote and filed a lawsuit to prevent a vote on governance proposals

Vote GOLD card to reduce conflicts of interest

- **GOLD** #10 to recommends AHT's CEO/Board Chair hold shares in AHT proportional to shares in Ashford Inc.
- **GOLD** #11 recommends amending the external advisory agreement in shareholder-friendly ways:
  - Remove penalties for internalization, including change-of-control termination fees;
  - Provide that AHT pay the *lowest* of its three base fees
- **GOLD** #12 recommends AHT be permitted open bidding for hotel management contracts

Call on AHT to vote its Inc. shares AGAINST extending Inc.'s poison pill for three years.